Exhibit 99.1

11730 Plaza America Drive, Suite 700

Reston, VA 20190

News Release

Investor Contact	Media Contact
Lawrence Delaney, Jr.	Joelle Shreves
Investor Relations	Vice President, Marketing & Corporate Communications
(714) 734-5142	(703) 707-6904

NCI Reports Second Quarter 2016 Financial and Operating Results

•	Second-quarter revenue of $82 million, EPS of $0.23;
•	Solid bookings of $88 million, or 1.1 times revenue; and
•	NCI issues guidance for third quarter of 2016 and updates previously issued guidance for full fiscal year.

RESTON, VA, July 27, 2016 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies, today announced its financial and operating results for the second quarter ended June 30, 2016.

Second-quarter 2016 revenue was within management’s guidance range issued last quarter. Diluted earnings per share (EPS) was at the midpoint of guidance.

Second-Quarter 2016 Results

For the three months ended June 30, 2016, revenue decreased by 4.5%, or $3.9 million, from the same period a year ago. This decrease was principally due to completed contracts and reductions in staffing and scope of work on certain contracts. The decrease was partially offset by higher revenues derived under the expanded PEO Soldier program, the Cyber Network Operations and Security Support (CNOSS) program, and new contract awards in the past year.

NCI’s PEO Soldier program accounted for $13.6 million, or 16.6% of revenue, in the second quarter of 2016, up $5.4 million from $8.2 million, or 9.6% of revenue, in the second quarter of 2015. NCI’s CNOSS program accounted for $9.3 million, or 11.4% of revenue, in the second quarter of 2016, up $3.6 million from $5.7 million, or 6.6% of revenue, in the second quarter of 2015.

Earnings before interest, taxes, depreciation and amortization (EBITDA)1 for the second quarter was $7.2 million, or 8.8% of revenue, compared with $7.2 million, or 8.4% of revenue, for the same period in 2015. EBITDA margin for the second quarter of 2016 improved primarily as a result of higher direct labor contribution and more efficient absorption of indirect costs.

Operating income for the second quarter of 2016 was $5.5 million compared with $5.3 million for the second quarter of 2015. Operating margin for the second quarter of 2016 was 6.7% compared with 6.2% for the second quarter of 2015. Operating income and margin increased as a result of the factors affecting EBITDA and EBITDA margin, respectively, and lower depreciation and amortization and acquisition-related expenses compared with the same period last year.

Net income for the second quarter of 2016 was $3.2 million compared with $3.0 million for the second quarter of 2015. Net income increased due to the factors affecting operating income and lower interest expense in the quarter. Diluted EPS for the second quarter of 2016 was $0.23 compared with $0.22 for the second quarter of 2015.

Days sales outstanding (DSO) were 60 days at June 30, 2016, compared with 75 days at March 31, 2016. The decrease in DSO was mostly attributable to the resolution of certain invoice issues that affected first-quarter results.

Cash flow provided by operating activities for the three and six months ended June 30, 2016, was $13.7 million and $5.5 million. Capital expenditures were $0.5 million and $0.8 million for the three and six months ended June 30, 2016, resulting in free cash flow of $13.2 million and $4.7 million, respectively.

NCI reported total backlog at June 30, 2016, of $507 million, of which $120 million was funded, compared with total backlog at March 31, 2016, of $501 million, of which $147 million was funded.

[1]

NCI believes that information concerning EBITDA enhances overall understanding of its current financial performance, allowing management and investors to better assess NCI’s comparable financial results. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. NCI computes EBITDA as reflected in the reconciliation table at the end of this release.

Net bookings for the second quarter were $88 million, equating to 1.1 times revenue. Trailing 12-month bookings were $509 million, equating to 1.5 times revenue.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate of future tasking and contract awards, NCI is issuing guidance for its third quarter and updating guidance for full fiscal year 2016. The table below represents management’s current expectations about future financial performance based on information available at this time:

	Third Quarter Fiscal Year 2016 Ending September 30, 2016	Fiscal Year Ending December 31, 2016
Revenue	$76 million–$82 million	$320 million–$332 million
Diluted EPS	$0.22–$0.24	$0.91–$0.97
Diluted projected share count	13.9 million	13.9 million

“NCI posted solid bookings and increased profitability in the second quarter of 2016. Our PEO Soldier and CNOSS contracts both continued to grow and contribute to bottom-line results. In addition, NCI’s previously announced win of a position on the $2.5 billion IDIQ for the Centers for Medicare and Medicaid Services (CMS) and the first task order award under this vehicle are positive developments for our health and program integrity business,” said NCI’s president and CEO, Brian J. Clark. “We continue, however, to be challenged with the timing of procurements and the anticipated revenue and earnings contribution of new business awards as well as lower-than-expected materials revenue.

“We still expect to submit approximately $1.5 billion of bids in 2016,” added Clark. “A number of prospective awards in the second half could add to 2016 bookings while contributing more meaningfully to revenue in 2017. We also are actively pursuing potential strategic transactions that include both smaller, opportunistic acquisitions and transformative deals that would give NCI a significant near-term increase in scale.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 4:30 p.m. EDT to discuss second-quarter 2016 results, issue guidance for the third quarter of 2016 and update the outlook for fiscal year 2016.

Analysts and institutional investors may listen to the conference call by dialing (888) 505-4375 (United States/Canada) or (719) 457-2627 (international) with pass code 4621644. The conference call will be provided simultaneously as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through August 3, 2016, by dialing (877) 870-5176 (United States/Canada) or (858) 384-5517 (international) and entering pass code 4621644.

About NCI, Inc.:

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health and civilian government agencies. The company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of agile development and integration; cybersecurity and information assurance; engineering and logistics; big data and data analytics; IT infrastructure optimization and service management; and health and program integrity. Headquartered in Reston, Virginia, NCI has approximately 2,000 employees operating at more than 100 locations worldwide. NCI: Trust. Integrity. Performance. For more information, visit www.nciinc.com or email investor@nciinc.com. Like us on Facebook and follow us on Twitter (@nciinc_) and LinkedIn.

Forward-Looking Statement: Statements and assumptions made in this press release that do not address historical facts constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with federal government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for defense and intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; federal government shutdowns (such as that which occurred during the federal government’s 1996 and 2014 fiscal years), other delays in the federal government appropriations process, or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act of 2014), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of federal government audits of our government contracts; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); federal government agencies awarding contracts on a technically-acceptable/lowest-cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency-specific funding freezes, (v) competition for task orders under government wide acquisition contracts (GWACs), agency-specific indefinite delivery/indefinite quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risk Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations or share repurchases, and any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs, and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release, and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, or changes in expectations or otherwise.

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenue	$81,900	$85,799	$165,555	$166,767
Operating expenses:
Cost of revenue	67,921	71,553	137,908	139,155
General and administrative expenses	6,812	6,866	12,941	13,495
Depreciation and amortization	1,684	1,892	3,476	3,981
Acquisition and integration related expenses	—	192	—	422

Total operating expenses	76,417	80,503	154,325	157,053

Operating income	5,483	5,296	11,230	9,714
Interest expense, net	153	221	343	459

Income before income taxes	5,330	5,075	10,887	9,255
Provision for income taxes	2,100	2,029	4,324	3,804

Net income	$3,230	$3,046	$6,563	$5,451

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,184	13,013	13,169	12,991
Net income per share	$0.25	$0.23	$0.50	$0.42

Diluted:
Weighted average shares outstanding	13,858	13,603	13,847	13,604
Net income per share	$0.23	$0.22	$0.47	$0.40

Cash dividend declared and paid per share	—	—	$0.15	$0.12

NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except par values)

	As of June 30, 2016	As of December 31, 2015
Assets:
Current assets:
Cash and cash equivalents	$138	$233
Accounts receivable, net	54,398	60,044
Prepaid expenses and other current assets	4,932	3,447

Total current assets	59,468	63,724
Property and equipment, net	5,870	6,698
Other assets	1,523	1,548
Deferred tax assets, net	38,722	38,789
Intangible assets, net	17,410	19,231
Goodwill	33,878	33,878

Total assets	$156,871	$163,868

Liabilities and stockholders’ equity:
Current liabilities:
Current portion of long-term debt	$7,107	$—
Accounts payable	12,112	19,693
Accrued salaries and benefits	15,928	18,977
Deferred revenue	2,285	2,217
Other accrued expenses	4,985	3,843

Total current liabilities	42,417	44,730

Long-term debt	—	10,000
Other long-term liabilities	2,636	2,578

Total liabilities	45,053	57,308

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,921 shares issued and 9,004 shares outstanding as of June 30, 2016, and 9,843 shares issued and 8,961 shares outstanding as of December 31, 2015	188	187
Class B common stock, $0.019 par value—12,500 shares authorized; 4,500 shares issued and outstanding as of June 30, 2016 and December 31, 2015	86	86
Additional paid-in capital	77,283	76,569
Treasury stock at cost—917 shares of Class A common stock as of June 30, 2016 and December 31, 2015	(8,331)	(8,331)
Retained earnings	42,592	38,049

Total stockholders’ equity	111,818	106,560

Total liabilities and stockholders’ equity	$156,871	$163,868

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$6,563	$5,451
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,476	3,981
Share-based compensation	543	696
Deferred income taxes	67	73
Changes in operating assets and liabilities:
Accounts receivable, net	5,646	1,254
Prepaid expenses and other assets	(1,462)	2,682
Accounts payable	(7,581)	2,386
Accrued expenses and other liabilities	(1,779)	(2,546)

Net cash provided by operating activities	5,473	13,977

Cash flows from investing activities:
Purchases of property and equipment	(827)	(849)
Cash paid for acquisition, net of cash acquired	—	(56,657)

Net cash used in investing activities	(827)	(57,506)

Cash flows from financing activities:
Borrowings under credit facility	91,636	106,975
Repayments on credit facility	(94,529)	(87,475)
Proceeds from exercise of stock options	172	217
Repurchase of stock awards	—	(39)
Dividends paid	(2,020)	(1,561)

Net cash (used in) provided by financing activities	(4,741)	18,117

Net change in cash and cash equivalents	(95)	(25,412)
Cash and cash equivalents, beginning of period	233	25,819

Cash and cash equivalents, end of period	$138	$407

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$263	$414

Income taxes	$3,010	$2,333

NCI, INC.

EBITDA Reconciliation Table

(UNAUDITED)

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
GAAP operating income	$5,483	$5,296	$11,230	$9,714
Depreciation and amortization	1,684	1,892	3,476	3,981

EBITDA	7,167	7,188	14,706	13,695
EBITDA margin	8.8%	8.4%	8.9%	8.2%

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